Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood Media Relations (706) 644-0528	Bob May Investor Relations (706) 649-3555

Synovus Announces Earnings for the Second Quarter 2017

Diluted Earnings per Share of $0.60, up 29.6% vs. 2Q16

COLUMBUS, Ga., July 18, 2017 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended June 30, 2017.

Second Quarter Highlights

•	Net income available to common shareholders was $73.4 million or $0.60 per diluted share as compared to $69.3 million or $0.56 per diluted share for the first quarter 2017 and $57.9 million or $0.46 per diluted share for the second quarter 2016.

•	Return on average assets was 1.00%, up 4 basis points from the previous quarter and up 17 basis points from the second quarter 2016.

•	Return on average common equity was 10.34%, up 37 basis points from the previous quarter and up 208 basis points from the second quarter 2016.

•	Total average loans grew $314.0 million or 5.2% annualized from the previous quarter and $1.42 billion or 6.2% as compared to the second quarter 2016.

•	Total average deposits grew $72.9 million or 1.2% annualized from the previous quarter and $1.38 billion or 5.9% as compared to the second quarter 2016.

•	Credit quality metrics remained favorable with a non-performing asset ratio of 73 basis points, down 4 basis points from the previous quarter and down 8 basis points from the second quarter 2016.

•	Total revenues[1] were $319.8 million, up $15.7 million or 5.2% from the previous quarter and 10.5% from the second quarter 2016.

•	Net interest margin was 3.51%, up 9 basis points from the previous quarter and up 24 basis points from the second quarter 2016.

•	Efficiency ratio[2] of 59.90% improved from 64.84% the previous quarter and 65.11% in the second quarter 2016.

“We are pleased with our second quarter performance, highlighted by a 30 percent year-over-year increase in earnings per share,” said Kessel Stelling, Synovus chairman and CEO. “Profitability continued to improve as we delivered a 1 percent return on assets and an efficiency ratio below 60 percent for the quarter. We also celebrated being named ‘Most Reputable Bank’ by American Banker magazine and the Reputation Institute. Our team is honored by this recognition from both customers and non-customers, and further energized about our transition to a unified Synovus brand in 2018.”

[1]	Consist of net interest income and non-interest income excluding net investment securities gains.
[2]	Non-interest expense as a percentage of the sum of net interest income (fully taxable equivalent basis) and non-interest income excluding net investment securities gains/losses.

Balance Sheet

•	Total loans ended the quarter at $24.43 billion, up $172.0 million or 2.8% annualized from the previous quarter and up $1.37 billion or 5.9% as compared to the second quarter 2016.

•	Commercial and industrial loans grew by $10.1 million or 0.3% annualized from the previous quarter and $795.5 million or 7.3% as compared to the second quarter 2016.

•	Consumer loans grew by $207.2 million or 16.3% annualized from the previous quarter and $666.0 million or 14.4% as compared to the second quarter 2016.

•	Commercial real estate loans declined by $45.0 million or 2.4% annualized from the previous quarter and declined $93.4 million or 1.2% as compared to the second quarter 2016.

•	Total average loans were $24.35 billion, up $314.0 million or 5.2% annualized from the previous quarter and $1.42 billion or 6.2% as compared to the second quarter 2016.

•	Total average deposits were $24.99 billion, up $72.9 million or 1.2% annualized from the previous quarter and $1.38 billion or 5.9% as compared to the second quarter 2016.

•	Average core transaction deposits[3] grew $261.3 million or 5.8% annualized from the previous quarter and $1.56 billion or 9.3% as compared to the second quarter 2016.

Core Performance

•	Total revenues[1] were $319.8 million, up $15.7 million or 5.2% from the previous quarter and 10.5% from the second quarter 2016.

•	Net interest income was $251.1 million, up $11.2 million or 4.7% from the previous quarter and 13.4% from the second quarter 2016.

•	Net interest margin was 3.51%, up 9 basis points from the previous quarter. Yield on earning assets was 3.99%, up 11 basis points from the previous quarter, and the effective cost of funds was 0.48%, up 2 basis points from the previous quarter.

•	Total non-interest income was $68.7 million, down $3.2 million or 4.4% compared to the previous quarter and up 1.2% from second quarter 2016.

•	Adjusted non-interest income was $70.1 million, up $4.1 million or 6.2% from the previous quarter and up 3.4% as compared to the second quarter 2016.

•	Core banking fees[4] were $34.2 million, up $1.5 million or 4.6% from the previous quarter and 1.3% from the second quarter 2016.

•	Fiduciary and asset management fees, brokerage revenue, and insurance revenues were $20.8 million, up $114 thousand or 0.5% from the previous quarter and 5.0% from the second quarter 2016.

•	Mortgage banking income was $5.8 million, unchanged from the previous quarter and down 2.6% from the second quarter 2016.

•	Total non-interest expense was $191.7 million, down $5.6 million or 2.9% from the previous quarter and up 1.7% from the second quarter 2016.

•	First quarter 2017 and second quarter 2016 included restructuring charges of $6.5 million and $5.8 million, respectively.

•	Adjusted non-interest expense was $191.4 million, up $837 thousand or 0.4% from the previous quarter and 5.0% from the second quarter 2016.

[3]	Consist of non-interest bearing, NOW/Savings, and money market deposits excluding SCMs and brokered deposits.
[4]	Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges.

•	Employment expense of $105.2 million decreased $2.0 million or 1.8% from the previous quarter and increased 8.4% from the second quarter 2016.

•	Occupancy and equipment expense of $29.9 million increased $602 thousand or 2.1% from the previous quarter and 11.8% from the second quarter 2016.

•	Other expenses of $56.6 million decreased $4.3 million or 7.0% from the previous quarter and decreased 12.6% from the second quarter 2016.

•	Efficiency ratio[2] was 59.90% as compared to 64.84% in the previous quarter and 65.11% in the second quarter 2016.

•	Adjusted efficiency ratio was 59.56% as compared to 62.25% in the previous quarter and 63.00% in the second quarter 2016.

Credit Quality

•	Non-performing loans were $159.3 million at June 30, 2017, up $951 thousand from March 31, 2017 and up $5.2 million from June 30, 2016. The non-performing loan ratio was 0.65% at June 30, 2017, unchanged compared to March 31, 2017 and down from 0.67% at June 30, 2016.

•	Total non-performing assets were $178.9 million at June 30, 2017, down $8.3 million from March 31, 2017 and down $8.4 million from June 30, 2016. The non-performing asset ratio was 0.73% at June 30, 2017, as compared to 0.77% at March 31, 2017 and 0.81% at June 30, 2016.

•	Net charge-offs were $15.7 million in the second quarter 2017, up $8.8 million from $6.9 million in the previous quarter and up $9.5 million from $6.1 million in the second quarter 2016. The annualized net charge-off ratio was 0.26% in the second quarter as compared to 0.12% in the previous quarter and 0.11% in the second quarter 2016.

•	Total delinquencies (consisting of loans 30 or more days past due and still accruing) remained low at 0.27% of total loans at June 30, 2017 as compared to 0.26% at March 31, 2017 and 0.24% at June 30, 2016.

Capital Ratios

•	Ratios reflect repurchase of $30.2 million in common stock during the second quarter 2017.

•	Common Equity Tier 1 ratio was 10.02% at June 30, 2017 compared to 9.86% at March 31, 2017.

•	Tier 1 Capital ratio was 10.36% at June 30, 2017 compared to 10.18% at March 31, 2017.

•	Total Risk Based Capital ratio was 12.24% at June 30, 2017 compared to 12.09% at March 31, 2017.

•	Tier 1 Leverage ratio was 9.29% at June 30, 2017 compared to 9.13% at March 31, 2017.

•	Tangible Common Equity ratio was 9.15% at June 30, 2017 compared to 9.04% at March 31, 2017.

Second Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on July 18, 2017. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $31 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 248 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as the “Most Reputable Bank” by American Banker and the Reputation Institute in 2017, and was named “Best Regional Bank, Southeast” by MONEY Magazine for 2016-17. Synovus is on the web at synovus.com, on Twitter @synovus, and on LinkedIn at http://linkedin.com/company/synovus.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, strategic transactions, our brand initiatives, capital management and future profitability; expectations on credit trends and key credit metrics; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures average core transaction deposits; adjusted non-interest income; adjusted non-interest expense; adjusted efficiency ratio; tangible common equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in) are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total average deposits; total non-interest income; total non-interest expense; efficiency ratio; return on average common equity and total shareholders’ equity to total assets ratio, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus’ operating results, financial strength and capitalization, and the performance of its business and the strength of its capital position, but they have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. Average core transaction deposits are a measure used by management to evaluate organic growth of deposits and the quality of deposits as a funding source. Adjusted non-interest income is a measure utilized by management to measure non-interest income exclusive of net investment securities gains and decrease in fair value of private equity investments, net. Adjusted non-interest expense and the adjusted efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio and common equity Tier 1 (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. These non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies and should not be considered as substitutes for total average deposits; total non-interest income; total non-interest expense; efficiency ratio; return on average common equity and total shareholders’ equity to total assets ratio determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of average core transaction deposits; adjusted non-interest income; adjusted non-interest expense; adjusted efficiency ratio; tangible common equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in) and the reconciliation of these measures total average deposits; total non-interest income; total non-interest expense; efficiency ratio; return on average common equity; and total shareholders’ equity to total assets ratio are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	2Q17	1Q17	2Q16
Average Core Transaction Deposits
Total average deposits	$24,991,708	24,918,855	23,608,027
Subtract: Average brokered deposits	(1,379,559)	(1,380,786)	(1,337,001)
Subtract: Average time deposits excluding average SCM time deposits	(3,151,333)	(3,151,888)	(3,141,621)
Subtract: Average state, county, and municipal (SCM) deposits	(2,051,646)	(2,238,324)	(2,280,038)

Average core transaction deposits	$18,409,170	18,147,857	16,849,367

Adjusted Non-interest Income
Total non-interest income	$68,701	71,839	67,886
Subtract/add: Investment securities gains (losses), net	1	(7,668)	—
Subtract/add: (Decrease) increase in fair value of private equity investments, net	1,352	1,814	(113)

Adjusted non-interest income	$70,054	65,985	67,773

Adjusted Non-interest Expense
Total non-interest expense	$191,747	197,388	188,611
Subtract: Restructuring charges	(13)	(6,511)	(5,841)
Subtract: Fair value adjustment to Visa derivative	—	—	(360)
Subtract: Merger-related expense	—	(86)	—
Subtract: Amortization of intangibles	(292)	(183)	—

Adjusted non-interest expense	$191,442	$190,608	182,410

Adjusted Efficiency Ratio
Adjusted non-interest expense	$191,442	190,608	182,410
Net interest income	251,097	239,927	221,449
Add: Tax equivalent adjustment	298	309	329
Add: Total non-interest income	68,701	71,839	67,886
Subtract/add: Decrease (increase) in fair value of private equity investments, net	1,352	1,814	(113)
Subtract/add: Investment securities gains (losses), net	1	(7,668)	—

Total revenues	$321,449	$306,221	289,551
Adjusted efficiency ratio	59.56%	62.25	63.00

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q17	1Q17	2Q16
Tangible common equity ratio
Total assets	$30,687,966	30,679,589	29,459,691
Subtract: Goodwill	(57,092)	(57,010)	(24,431)
Subtract: Other intangible assets, net	(11,843)	(12,137)	(228)

Tangible assets	$30,619,031	30,610,442	29,435,032

Total shareholders’ equity	$2,997,947	2,962,127	2,951,659
Subtract: Goodwill	(57,092)	(57,010)	(24,431)
Subtract: Other intangible assets, net	(11,843)	(12,137)	(288)
Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)

Tangible common equity	$2,803,032	2,767,000	2,800,960

Tangible common equity ratio	9.15%	9.04	9.52
Common Equity Tier 1 (CET1) ratio (fully phased-in)
Common Equity Tier 1 (CET1)	$2,733,823	2,672,649	2,615,939
Adjustment related to capital components	(31,913)	(39,834)	(114,751)

CET1 (fully phased-in)	$2,701,910	2,632,815	2,501,188

Total risk-weighted assets (fully phased-in)	$27,528,806	27,332,093	26,363,698
Common Equity Tier 1 (CET1) ratio (fully phased-in)	9.81%	9.63	9.49